UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

W. P. CAREY & CO. LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-13779	13-3912578
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2012, Mark J. DeCesaris informed the Board of Directors of W. P. Carey & Co. LLC (“W. P. Carey”) that he intends to resign from his position as Chief Financial Officer. Mr. DeCesaris will remain as Chief Financial Officer of W. P. Carey until a suitable replacement can be found and has agreed to assist in the recruitment of a new Chief Financial Officer and the transition of his duties. The Board of Directors has appointed Mr. DeCesaris to serve as a Director, effective as of July 17, 2012. For so long as Mr. DeCesaris remains employed by W. P. Carey, he will not receive any additional compensation for his role as a Director.

On July 17, 2012, W. P. Carey issued a press release announcing, among other things, Mr. DeCesaris’ resignation as Chief Financial Officer and his appointment to the Board of Directors. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on July 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC

Date: July 18, 2012	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director